When recorded return to:

Brownstein Hyatt Farber Schreck, LLP
410 17th Street, Suite 2200
Denver, Colorado 80202
Attention: Catherine Gale, Esq.

FOURTH AMENDMENT TO LEASE AND OPERATING AGREEMENT

          THIS FOURTH AMENDMENT TO LEASE AND OPERATING AGREEMENT (this “Fourth Amendment”) is dated as of January 30th, 2013 by and between INTRAWEST/WINTER PARK OPERATIONS CORPORATION, a Delaware corporation (“Tenant”), and WINTER PARK RECREATIONAL ASSOCIATION, a Colorado nonprofit corporation (“Landlord”). All recording references contained herein are to the real estate records maintained by the Office of the Clerk and Recorder for Grand County, Colorado (the “Records”).

          A.          WHEREAS, Landlord and Tenant entered into that certain Lease and Operating Agreement with an effective date of December 23, 2002, recorded on December 23, 2002, in the Records at Reception No. 2002-44286, as amended by that certain Lease Exhibits Modification Agreement dated as of December 20, 2002, and recorded on December 23, 2002, in the Records at Reception No. 2002-014287, as further amended by that certain Amended and Restated Effective Date Certificate effective as of December 23, 2002, recorded on April 25, 2003, in the Records at Reception No. 2003-005109, as further amended by that certain Amended and Restated Lease Exhibits Modification Agreement with an effective date of December 23, 2002, recorded on April 25, 2003, in the Records at Reception No. 2003-005110, as further amended by that certain First Amendment to Lease and Operating Agreement dated as of July 2, 2004, recorded on July 9, 2004, in the Records at Reception No. 2004-008216, as further amended by that certain Second Amendment to Lease and Operating Agreement dated May 4, 2009, recorded May 6, 2009, in the Records at Reception No. 2009-004056, and as further amended by that certain Third Amendment to Lease and Operating Agreement dated May 4, 2009, recorded on May 6, 2009, in the Records at Reception No. 2009-004072 (as amended, the “Lease Agreement”);

          B.           WHEREAS, Landlord and Tenant wish to amend the Lease Agreement to clarify certain portions thereof.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

          1.            Authorized Resort Signer(s). Article 1 of the Lease Agreement is amended by adding the following definition:

“Authorized Resort Signer(s)” shall mean Tenant’s most senior business and financial employee(s) as required in the applicable sections of the Lease Agreement. Landlord shall have the right to review such person’s job responsibilities and approve such Authorized Resort Signers.

          2.            Leased Assets. The definition of “Leased Assets” in Article 1 of the Lease Agreement is deleted in its entirety and replaced by the following:

“Leased Assets” shall mean all of the Real Property, Improvements, Tangible Personal Property, Intangible Personal Property, Intellectual Property, and Water Rights now or hereafter owned, leased, or licensed by Landlord and used or useful in the operation of the Winter Park Resort, excluding only cash paid or owing by Tenant to Landlord, proceeds from condemnation or conveyance of title in lieu of condemnation (subject to Sections 14.2 and 14.5 of this Agreement) and the Mineral Rights.

          3.            Quarter. Article 1 of the Lease Agreement is amended by adding the following definition:

“Quarter” shall mean any period consisting of three consecutive successive months commencing on July 1, October 1, January 1 and April 1 of the applicable Fiscal Year. The first Quarter shall mean the period commencing on July 1 and the last Quarter shall mean the period commencing on April 1.

          4.            Leases and Subleases. Section 2.1 is amended by ending the last sentence of such section after the phrase “withhold).” and deleting “unless such action has obtained the prior consent or approval of the Board of Water Commissioners for the City.”

          5.            Assumption of Liabilities. The following sentence shall be added as the last sentence in Section 3.2: “For the purposes of this Section, the Board of Water Commissioners for the City shall not be considered a City agency.”

          6.            Capital Expenditures. The last sentence of Section 5.3(b) is deleted and replaced with the following sentence:

In any Fiscal Year, if Tenant spends an amount in excess of the Required Annual Capital Maintenance Amount, such excess shall be credited towards the expenditure of the Required Annual Capital Maintenance Amount for the following Fiscal Year(s) (up to a maximum of five (5) Fiscal Years on a first in, first out, basis).

          7.            Statement of Amount Due. Section 5.6 shall be deleted in its entirety and replaced by the following:

Concurrently, with the payment of each Revenue-Based Annual Payment required by Section 5.1(d), Tenant shall deliver to Landlord a schedule showing the calculation of the amounts due in accordance with the provisions of such section, and setting forth in reasonable detail, the financial statement information supporting such calculations. Such schedule shall include a description of the manner in which all allocated costs were allocated pursuant to Section 5.5, and

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          9.             Annual Reports. Section 7.2 shall be deleted in its entirety and replaced by the following:

Annual Reports. Not later than ninety (90) days after the end of each Fiscal Year, Tenant shall deliver to Landlord and to the City annual report statements (in form and substance reasonably satisfactory to Landlord) that include:

(a) Audited financial statements of the Tenant prepared by Tenant’s Accountants on a non-consolidated basis, consistent with the form and information required to be disclosed by GAAP.

(b) Schedule of Gross Revenue and Cash Flow for Annual Payment for the immediately preceding Fiscal Year (or portion thereof) included in the Term, which schedule shall specify all Gross Revenue and component items (in summary form) of Cash Flow for Annual Payment (EBITA, Required Annual Capital Maintenance Amounts and Required Interest Payments). Such schedule shall be included as supplemental information in the audited financial statement of the Tenant and subject to the auditing procedures applied in the audit of the basis financial statements, and in the Tenant’s Accountants’ opinion, fairly stated in all material respects in relation to the basis financial statements taken as a whole. Additionally, Tenant’s Accountants will perform an agreed-upon procedures engagement on the schedule of Gross Revenue and Cash Flow for Annual Payment conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. Such engagement shall be completed based upon procedures agreed to by the Tenant and the Landlord, and documented in the annual Accountants’ engagement letter, which shall set forth the understanding of the terms and objectives of the engagement.

(c) A written statement signed by the most senior corporate financial officer that all fees and charges and all allocated costs comply with the categories, descriptions, and limitations specified in this Agreement.

          10.           Maintenance of Records. Section 7.3(d) shall be amended by the deletion of the words “Copper Mountain or”. In addition, a new paragraph (f) shall be added which states:

(f) During the Term of this Agreement, all of the above records are the property of the Tenant and shall be maintained by the Tenant.

          11.          Coverage. Section 9.1(h) shall be deleted in its entirety and replaced by the following:

Such other insurance in amounts as Landlord in its reasonable judgment deem advisable for protection against claims, liabilities, damages, risks or perils and as at the time are customarily insured against with respect to improvements similar in character, size, general location, use and occupancy to the Improvements.

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          12.           General Insurance Provisions. Section 9.2(f) shall be deleted in its entirety and replaced by the following:

Not less than sixty (60) days prior to the expiration or anniversary or such policies, Tenant shall deliver to Landlord confirmation that such policies are being renewed or replaced, in accordance with all of the provisions of Article IX. An endorsement shall be included with each policy providing that the carrier will not cancel for any reason other than the policyholder’s non-payment of premiums or materially change or alter the policy without first giving at least forty-five (45) days’ prior written notice to Tenant. Tenant agrees to give written notice of any cancellation or change in policy coverage to Landlord and the City’s Director of Risk Management promptly upon receipt of such notice from its insurance providers, but in no event later than five (5) business days after receipt by the first named insured in such policy of notice of cancellation or change in policy coverage. Tenant shall deliver to the City’s Director of Risk Management renewal certificates for such insurance within five (5) business days of its inception date.

          13.           Notices. The notice addresses set forth in Section 18.11 of the Lease Agreement are hereby replaced with the following:

To Tenant:

Intrawest/Winter Park Operations Corporation
P.O. Box 36
85 Parsenn Road
Winter Park, Colorado 80482
Attention: Gary DeFrange
Facsimile No.: (970) 726-1525
Confirmation No.: (970) 726-1510

With copies to:

Intrawest Winter Park Operations Corporation
P.O. Box 36
85 Parsenn Road
Winter Park, Colorado 80482
Attention: William Baum
Facsimile No.: (970) 726-1525
Confirmation No.: (970) 726-1523

To Landlord:

Winter Park Recreational Association
Trammell Crow Company
1225 17th Street, Suite 3050
Denver, Colorado 80202
Attention: William E. Mosher
Facsimile No.: (303) 628-1744
Confirmation No.: (303) 628-7439

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With copies to:

Brownstein Hyatt Farber Schreck, LLP 410 17th Street, Suite 2200 Denver, Colorado 80202 Attention: Catherine Gale, Esq. Facsimile No.: (303) 223-1111 Confirmation No.: (303) 223-1100

And to:

Denver City Attorney’s Office
1437 Bannock Street, Room 353
Denver, Colorado 80202-5375
Attention: Supervisor, Municipal Operations
Facsimile No.: (720) 913-3180
Confirmation No.: (720) 913-3280

          14.           Defined Terms. Any capitalized terms contained in this Fourth Amendment that are not defined herein shall have the meaning ascribed to them in the Lease Agreement.

          15.           No Further Changes. All other terms and conditions of the Lease Agreement remain in full force and effect.

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          The parties have executed this Fourth Amendment to Lease and Operating Agreement to be effective the day and year first above written.

LANDLORD:

WINTER PARK RECREATIONAL ASSOCIATION,
a Colorado nonprofit corporation

By:	/s/ William E. Mosher
Name:	William E. Mosher
Its:	President

STATE OF COLORADO	)
	)	ss.
City and COUNTY OF Denver	)

          The foregoing instrument was acknowledged before me this 29th day of January, 2013 by William E. Mosher, as President of WINTER PARK RECREATIONAL ASSOCIATION, a Colorado nonprofit corporation.

          Witness my hand and official seal.

          My commission expires: 9-19-13

/s/ Margaret H. Cawthra
Notary Public

[ADDITIONAL SIGNATURE ON FOLLOWING PAGE]

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TENANT:

INTRAWEST/WINTER PARK OPERATIONS CORPORATION,
a Delaware corporation

By:	/s/ Gary DeFrange
Name:	Gary DeFrange
Its:	Vice President

STATE OF COLORADO	)
	)	ss.
City and COUNTY OF Denver	)

          The foregoing instrument was acknowledged before me this 29th day of January, 2013 by Gary DeFrange, as V. P. of INTRAWEST/WINTER PARK OPERATIONS CORPORATION, a Delaware corporation.

          Witness my hand and official seal.

          My commission expires: 9-19-13

/s/ Margaret H. Cawthra
Notary Public

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